SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 19, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I. (State of incorporation or organization)	0-25248 (Commission File No.)	Not Applicable (IRS Employer Identification No.)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

ITEM 5. Other Events

     Based on management’s estimate of the operating results of Consolidated Water Co. Ltd. (the “Company”) and the anticipated operating results through December 2003, the completion of its acquisition of Waterfields Company Limited by June 30, 2003 and the successful conclusion of the Company’s pending equity offering, the Company offers the following interim guidance as to certain anticipated financial results for its fiscal years 2003 and 2004:

•	The Company estimates that its diluted earnings per share for the fiscal year 2003 will be in the range of $1.00-$1.05.

•	The Company expects that its average annual historical growth of 10%-12% of revenue will continue in fiscal year 2004.

This report on Form 8-K consists of “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationship with the Governments of the jurisdictions in which it operates, the ability to successfully secure contracts for water projects in other countries, the ability to develop and operate such projects profitably, the completion of the Company’s pending equity offering, the Company’s ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By: /s/ Frederick W. McTaggart

Name: Frederick W. McTaggart Title: President

Date: June 20, 2003

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